Exhibit 5.1

90 Park Avenue

New York, NY 10016

212-210-9400 | Fax: 212-210-9444

Matthew W. Mamak	Direct Dial: 212-210-1256	Email: matthew.mamak@alston.com

January 20, 2021

OncoSec Medical Incorporated

24 North Main Street

Pennington, NJ 08534

Re:	Registration of Securities by OncoSec Medical Incorporated

Ladies and Gentlemen:

We have acted as counsel to OncoSec Medical Incorporated, a Nevada corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $7,004,417 of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). The Registration Statement incorporates by reference the contents of the Company’s registration statement on Form S-3 (File No. 333-233447), which was filed with the Commission utilizing a shelf registration process and which became effective on June 26, 2020 (as amended, the “Prior Registration Statement”).

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

Our opinions set forth below are limited to the laws of the State of New York, the general corporate law of the State of Nevada and the federal laws of the United States, and we do not express any opinion herein concerning any other laws.

Based upon and subject to the foregoing, and the assumptions, qualifications and limitations set forth below, we are of the opinion that when (i) the issuance and sale of any shares of Common Stock have been duly authorized by all necessary corporate action of the Company and (ii) such shares have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a prospectus supplement will have been prepared and filed with the Commission describing the Common Stock offered thereby and such shares of Common Stock will have been issued and sold in accordance with the terms of such prospectus supplement; (ii) a definitive purchase, underwriting, or similar agreement pursuant to which such shares of Common Stock may be issued, will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) at the time of the issuance of any shares of Common Stock, the Company will be a validly existing corporation under the law of its jurisdiction of incorporation; (iv) the number of shares of Common Stock sold pursuant to the Registration Statement, together with the number of shares outstanding or reserved at the time of issuance, will not exceed the respective number of shares authorized by the Company’s certificate of incorporation in effect at the time of such issuance; and (v) all the foregoing actions to be taken by the Company will have been taken so as not to violate any applicable law and so as to comply with all requirements and restrictions imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property.

Our opinions set forth above are subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus forming a part of the Prior Registration Statement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Best Regards,

ALSTON & BIRD LLP

By:	/s/ Matthew W. Mamak
Matthew W. Mamak
Partner